Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:

Northern Tier Energy LP

Alpha IR Group

203-244-6544

nti@alpha-ir.com

NORTHERN TIER ENERGY TO PARTICIPATE IN THE

BANK OF AMERICA MERRILL LYNCH 2014 REFINING CONFERENCE

RIDGEFIELD, Conn – March 5, 2014 – Northern Tier Energy LP (NYSE: NTI) announced today that members of the management team of Northern Tier’s general partner will participate in the Bank of America Merrill Lynch 2014 Refining Conference in New York City on Thursday, March 6, 2014. The meeting materials being used during this conference will be available on the Investors section of Northern Tier’s website at www.NTenergy.com beginning March 6, 2014.

About Northern Tier Energy

Northern Tier Energy LP (NYSE:NTI) is an independent downstream energy company with refining, retail and pipeline operations that serves the PADD II region of the United States. Northern Tier Energy operates a 96,500 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier Energy also operates 164 convenience stores and supports 75 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and owns a bakery and commissary under the SuperMom’s brand. Northern Tier Energy is headquartered in Ridgefield, Connecticut.

More information about Northern Tier Energy is available at www.NTenergy.com.